Exhibit 99.1

          FROM: EDWARD G. NOVOTNY & ASSOCIATES, INC.
          Two Tudor City Place
          New York, NY  10017
          Tel: 212/490-2065

          FOR: HOME HOLDINGS INC.            FOR IMMEDIATE RELEASE
          59 Maiden Lane                     Monday, August 11, 1997
          New York, NY  10038

                        HOME INSURANCE SETTLES DISPUTE
                        WITH NCCI AND NATIONAL WORKERS
                        COMPENSATION REINSURANCE POOL

               NEW YORK   Home Holdings Inc. announced today that
          its principal subsidiary, The Home Insurance Company, has entered into an agreement to settle and release its obligations to the National Council on Compensation Insurance, Inc., the National Workers Compensation Reinsurance Pool and the National Pool's participating companies.

               The terms of the settlement agreement fully release Home Insurance's obligations and will save the company approximately $100 million. The settlement was completed on Friday, August 8, after it was approved by the New Hampshire Insurance Commissioner, Home Insurance's principal regulator. Home Insurance's run-off has been under the Commissioner's formal supervision since March, 1997.